Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2, Pre-Effective Amendment Number One, of our report dated September 11, 2003 relating to the financial statements and financial statement schedules of Solomon Technologies, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ RADIN, GLASS & CO., LLP
Radin, Glass & Co., LLP New York, New York November 10, 2003